As filed with the Securities and Exchange Commission on March 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

iTeos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-3365066
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

321 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

iTeos Therapeutics, Inc. 2020 Stock Option and Incentive Plan, as Amended

(Full title of the plans)

Michel Detheux, Ph.D.

Chief Executive Officer

iTeos Therapeutics, Inc.

321 Arsenal Street

Watertown, MA 02472

(Name and address of agent for service)

(339) 217-0162

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

William Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed to register an additional 1,828,402 shares of the Registrant’s common stock, par value $0.001 per share, for issuance under the iTeos Therapeutics, Inc. 2020 Stock Option and Incentive Plan, as amended. This Registration Statement is being filed in accordance with General Instruction E to Form S-8 regarding registration of additional securities of the same class, and, pursuant to such instruction, the contents of the Registration Statements on Form S-8 (Registration Nos. 333-240144, 333-254670, 333-263791, 333-270545, and 333-277687) filed with the Securities and Exchange Commission on July 28, 2020, March 24, 2021, March 23, 2022, March 15, 2023, and March 6 2024, respectively, are incorporated herein by reference.

.

Part II
Item 8.	Exhibits.
Exhibit	Description
No.
4.1

Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39401) filed with the Securities and Exchange Commission on July 28, 2020).

4.2

Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-39401) filed with the Securities and Exchange Commission on July 28, 2020).

4.3

Amended and Restated Stockholders’ Agreement, dated as of March 24, 2020 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239415) filed with the Securities and Exchange Commission on July 20, 2020).

4.4

Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-239415) filed with the Securities and Exchange Commission on July 20, 2020).

4.5

2020 Stock Option and Incentive Plan, as amended (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39401) filed with the Securities and Exchange Commission on June 13, 2022)).

4.6

Forms of Award Agreements under the 2020 Stock Option and Incentive Plan, as amended (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239415) filed with the Securities and Exchange Commission on July 20, 2020)).

5.1*	Opinion of Ropes & Gray LLP.
23.1*	Consent of Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL.
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Calculation of Filing Fee Table.

*
Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on this 5th day of March, 2025.

ITEOS THERAPEUTICS, INC.

By: /s/ Michel Detheux

Name: Michel Detheux

Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel Detheux and Matthew Gall, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Michel Detheux	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2025
Michel Detheux
/s/ David L. Hallal	Director and Chairman of the Board of Directors	March 5, 2025
David L. Hallal
/s/ Matthew Gall	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 5, 2025
Matthew Gall
/s/ Jill M. DeSimone	Director	March 5, 2025
Jill M. DeSimone
/s/ Tim Van Hauwermeiren	Director	March 5, 2025
Tim Van Hauwermeiren
/s/ Tony Ho	Director	March 5, 2025
Tony Ho
/s/ Robert Iannone	Director	March 5, 2025
Robert Iannone
/s/ David K. Lee	Director	March 5, 2025
David K. Lee
/s/ Ann D. Rhoads	Director	March 5, 2025
Ann D. Rhoads